Exhibit 99.1

FOR IMMEDIATE RELEASE

July 19, 2005
For more information contact:
Ray Braun - (419) 247-2800
Mike Crabtree - (419) 247-2800
Scott Estes - (419) 247-2800

Health Care REIT, Inc.
Reports Second Quarter Results

Toledo, Ohio, July 19, 2005........Health Care REIT, Inc. (NYSE/HCN) announced today operating results for its second quarter ended June 30, 2005.

“We were pleased with another successful quarter of investment and capital activity. We completed over $187 million of quality long-term care investments,” commented George L. Chapman, chief executive officer of Health Care REIT, Inc. “In addition, we enhanced our financial flexibility by increasing our revolving lines of credit to $540 million and lowered our cost of capital. We also substantially eliminated near-term refinancing risk through the issuance of $250 million of favorably priced senior unsecured notes.”

The Board of Directors declared a dividend for the quarter ended June 30, 2005 of $0.62 per share as compared to $0.60 per share for the same period in 2004. The dividend represents the 137th consecutive dividend payment. The dividend will be payable August 22, 2005 to stockholders of record on July 29, 2005.

Summary of Second Quarter Results
(In thousands, except per share data)

	Three Months Ended	Three Months Ended
	June 30, 2005	June 30, 2004
Revenues	$68,607	$58,901
Net Income Available to Common Stockholders	($1,606)	$19,207
Funds From Operations	$19,427	$35,760
Funds From Operations - Adjusted (1)	$37,875	$35,760
Funds Available for Distribution	$18,251	$33,291
Funds Available for Distribution - Adjusted (1)	$36,699	$33,291
Net Income Per Diluted Share	($0.03)	$0.37
FFO Per Diluted Share	$0.36	$0.69
FFO Per Diluted Share - Adjusted (1)	$0.70	$0.69
FAD Per Diluted Share	$0.34	$0.64
FAD Per Diluted Share - Adjusted (1)	$0.68	$0.64
Dividend Per Share	$0.62	$0.60
FFO Payout Ratio	172%	87%
FFO Payout Ratio - Adjusted (1)	89%	87%
FAD Payout Ratio	182%	94%
FAD Payout Ratio - Adjusted (1)	91%	94%

(1) Adjusted for loss on extinguishment of debt in 2Q05.

2Q05 Earnings Release	July 19, 2005

Summary of Year to Date Results
(In thousands, except per share data)

	Six Months Ended	Six Months Ended
	June 30, 2005	June 30, 2004
Revenues	$136,987	$118,547
Net Income Available to Common Stockholders	$16,198	$37,862
Funds From Operations	$57,738	$71,550
Funds From Operations - Adjusted (1)	$76,186	$71,550
Funds Available for Distribution	$53,706	$62,417
Funds Available for Distribution - Adjusted (1)	$72,154	$62,417
Net Income Per Diluted Share	$0.30	$0.73
FFO Per Diluted Share	$1.08	$1.39
FFO Per Diluted Share - Adjusted (1)	$1.42	$1.39
FAD Per Diluted Share	$1.00	$1.21
FAD Per Diluted Share - Adjusted (1)	$1.35	$1.21
Dividend Per Share	$1.22	$1.185
FFO Payout Ratio	113%	85%
FFO Payout Ratio - Adjusted (1)	86%	85%
FAD Payout Ratio	122%	98%
FAD Payout Ratio - Adjusted (1)	90%	98%

(1) Adjusted for loss on extinguishment of debt in 2Q05.

The company had a total outstanding debt balance of $1.4 billion at June 30, 2005, as compared with $1.0 billion at June 30, 2004, and stockholders’ equity of $1.3 billion. At June 30, 2005, the company’s debt to total book capitalization ratio was 51% and the debt to total market capitalization ratio was 37%. For the six months ended June 30, 2005, the company’s coverage ratio of EBITDA to interest was 3.26 to 1.00 and the coverage ratio of EBITDA to fixed charges was 2.57 to 1.00, after adjusting for the one-time debt extinguishment charge of $18.4 million in the second quarter.

Straight-line Rent. The company recorded $1.2 million and $4.0 million of straight-line rent for the three and six months ended June 30, 2005. Straight-line rent is net of $2.4 million and $3.2 million in cash payments outside normal monthly rental payments for the three and six month periods, respectively.

Outlook for 2005. As previously announced, the company revised its 2005 net investment guidance to a range of $100 to $200 million from the previous guidance of $200 million. The revision in net investment guidance is due to an increase in anticipated dispositions pursuant to our active asset management program to a range of approximately $50 to $200 million during the remainder of the year. The new investments will primarily comprise leases that will not require rents to be straight-lined. Due to the one-time debt extinguishment charge, the company now expects to report net income available to common stockholders in the range of $1.05 to $1.13 per diluted share. Excluding the loss on extinguishment of debt, the company is reaffirming its guidance for 2005 FFO in the range of $2.90 to $2.98 per diluted share. The company now expects to record straight-line rent of approximately $10 million for the full year 2005, before any additional cash payments outside normal monthly rental payments, and is increasing its 2005 FAD guidance to a range of $2.72 to $2.80 from $2.66 to $2.74 per diluted share. The company continues to anticipate that general and administrative expenses will total between $17.5 million and $18.5 million for the full year 2005.

The company’s guidance does not account for any impairments or unanticipated additions to the loan loss reserve. Additionally, the company plans to manage itself to maintain investment grade status with a capital

2Q05 Earnings Release	July 19, 2005

structure consistent with its current profile. Please see Exhibit 15 for a reconciliation of the outlook for net income to FFO and FAD.

Supplemental Reporting Measures. The company believes that net income, as defined by accounting principles generally accepted in the United States (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FAD represents FFO excluding the non-cash straight-line rental adjustments.

EBITDA stands for earnings before interest, taxes, depreciation and amortization. Additionally, the company excludes the non-cash provision for loan losses. The company believes that EBITDA, along with net income and cash flow provided from operating activities, is an important supplemental measure because it provides additional information to assess and evaluate the performance of its operations. Additionally, restrictive covenants in the company’s long-term debt arrangements contain financial ratios based on EBITDA. The company primarily utilizes EBITDA to measure its interest coverage ratio which represents EBITDA divided by interest expense.

In April 2002, the Financial Accounting Standards Board issued Statement No. 145 that requires gains and losses on extinguishments of debt to be classified as income or loss from continuing operations rather than as extraordinary items as previously required under Statement No. 4. The company adopted the standard effective January 1, 2003 and has properly reflected the current quarter loss on extinguishment of debt which may not be added back to net income in the calculation of FFO. Although the company has adopted this treatment, it has also disclosed FFO, FAD and EBITDA adjusted for the loss on extinguishment of debt for enhanced clarity.

FFO, FAD and EBITDA are financial measures that are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results, in making operating decisions and for budget planning purposes. Additionally, FFO and FAD are internal evaluation metrics utilized by the Board of Directors to evaluate management. FFO, FAD and EBITDA do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, FFO, FAD and EBITDA, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Please see Exhibits 13, 14 and 16 for reconciliations of FAD, FFO and EBITDA to net income.

Conference Call Information. The company has scheduled a conference call on July 20, 2005, at 9:00 a.m. Eastern time to discuss its second quarter results, industry trends, portfolio performance and outlook for 2005. To participate on the webcast, log on to www.hcreit.com or www.earnings.com 15 minutes before the call to download the necessary software. Replays will be available for 90 days through the same Web sites. This earnings release is posted on the company’s Web site under the heading Press Releases.

2Q05 Earnings Release	July 19, 2005

Health Care REIT, Inc., with headquarters in Toledo, Ohio, is a real estate investment trust that invests primarily in skilled nursing and assisted living facilities. At June 30, 2005, the company had investments in 426 facilities in 37 states with 51 operators and had total assets of approximately $2.7 billion. The portfolio included 234 assisted living facilities, 179 skilled nursing facilities and 13 specialty care facilities. More information is available on the Internet at www.hcreit.com.

This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the performance of its operators and properties; its ability to make distributions; its policies and plans regarding investments, financings and other matters; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including prevailing interest rates; current serious issues facing the health care industry, including compliance with, and changes to, regulations and payment policies and operators’ difficulty in obtaining and maintaining adequate liability and other insurance and competition within the health care and senior housing industries; as well as possible future developments, including, but not limited to: changes in financing terms available to the company; changes in federal, state and local legislation; negative developments in the operating results or financial condition of operators, including, but not limited to, their ability to pay rent and repay loans; changes in the company’s ability to transition or sell facilities with a profitable result; inaccuracies in any of the company’s assumptions; and changes in rules or practices governing the company’s financial reporting. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

FINANCIAL SCHEDULES FOLLOW

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2Q05 Earnings Release	July 19, 2005

HEALTH CARE REIT, INC.
Financial Supplement

CONSOLIDATED BALANCE SHEETS (unaudited)

(In thousands)

	June 30
	2005	2004
Assets
Real estate investments:
Real property owned
Land	$228,077	$176,862
Buildings & improvements	2,420,555	1,812,116
Construction in progress	449	20,899

	2,649,081	2,009,877
Less accumulated depreciation	(257,543)	(182,034)

Total real property owned	2,391,538	1,827,843

Loans receivable
Real property loans	221,549	216,003
Subdebt investments	22,620	45,023

	244,169	261,026
Less allowance for losses on loans receivable	(5,861)	(8,425)

	238,308	252,601

Net real estate investments	2,629,846	2,080,444

Other assets:
Equity investments	3,298	3,298
Deferred loan expenses	9,172	8,955
Cash and cash equivalents	15,067	33,990
Receivables and other assets	82,556	64,894

	110,093	111,137

Total assets	$2,739,939	$2,191,581

Liabilities and stockholders’ equity
Liabilities:
Borrowings under unsecured lines of credit arrangements	$318,000	$41,000
Senior unsecured notes	894,830	825,000
Secured debt	168,790	146,936
Accrued expenses and other liabilities	44,354	17,560

Total liabilities	1,425,974	1,030,496

Stockholders’ equity:
Preferred stock	283,751	116,859
Common stock	53,772	51,546
Capital in excess of par value	1,166,234	1,106,155
Treasury stock	(1,766)	(850)
Cumulative net income	772,887	702,800
Cumulative dividends	(960,850)	(814,068)
Accumulated other comprehensive income	1	1
Other equity	(64)	(1,358)

Total stockholders’ equity	1,313,965	1,161,085

Total liabilities and stockholders’ equity	$2,739,939	$2,191,581

2Q05 Earnings Release	July 19, 2005

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2005	2004	2005	2004
Revenues:
Rental income	$62,791	$52,413	$124,765	$105,632
Interest income	5,269	5,923	10,252	11,636
Transaction fees and other income	547	565	1,970	1,279

Gross revenues	68,607	58,901	136,987	118,547

Expenses:
Interest expense	19,984	17,104	39,579	35,245
Provision for depreciation	21,000	17,166	41,271	33,673
General and administrative	4,337	3,560	8,355	6,719
Loan expense	673	872	1,535	1,763
Loss on extinguishment of debt	18,448	0	18,448	0
Provision for loan losses	300	300	600	600

Total expenses	64,742	39,002	109,788	78,000

Income from continuing operations	3,865	19,899	27,199	40,547

Discontinued operations:
Gain (loss) on sales of properties	(24)	1,129	(134)	1,129
Income (loss) from discontinued operations, net	(11)	401	5	678

	(35)	1,530	(129)	1,807

Net income	3,830	21,429	27,070	42,354

Preferred dividends	5,436	2,222	10,872	4,492

Net income (loss) available to common stockholders	$(1,606)	$19,207	$16,198	$37,862

Average number of common shares outstanding:
Basic	53,429	51,232	53,207	50,919
Diluted	53,429	51,828	53,616	51,577

Net income (loss) available to common stockholders per share:
Basic	$(0.03)	$0.37	$0.30	$0.74
Diluted	(0.03)	0.37	0.30	0.73

Dividends per share	$0.62	$0.60	$1.22	$1.185

2Q05 Earnings Release	July 19, 2005

HEALTH CARE REIT, INC.
Financial Supplement – June 30, 2005

Portfolio Composition ($000’s)	Exhibit 1

Balance Sheet Data	# Properties	# Beds/Units	Balance	% Balance

Real Property	405	38,959	$2,391,538	91%
Loans Receivable (1)	21	2,520	221,549	8%
Subdebt Investments	0	0	22,620	1%

Total Investments	426	41,479	$2,635,707	100%

Investment Data	# Properties	# Beds/Units	Investment (2)	% Investment

Assisted Living Facilities	234	15,707	$1,333,583	51%
Skilled Nursing Facilities	179	24,505	1,097,372	42%
Specialty Care Facilities	13	1,267	207,202	7%

Real Estate Investments	426	41,479	$2,638,157	100%

Notes:	(1) Includes $35,558,000 of loans on non-accrual.

(2)	Real Estate Investments include gross real estate investments and credit enhancements which amounted to $2,635,707,000 and $2,450,000, respectively.

Revenue Composition ($000’s)	Exhibit 2

	Three Months Ended		Six Months Ended
	June 30, 2005		June 30, 2005

Revenue by Investment Type (1)
Real Property	$63,249	92%	$126,638	92%
Loans Receivable	4,879	7%	9,141	7%
Subdebt Investments	479	1%	1,400	1%

Total	$68,607	100%	$137,179	100%

Revenue by Facility Type (1)
Assisted Living Facilities	$36,971	54%	$73,099	53%
Skilled Nursing Facilities	27,794	41%	55,747	41%
Specialty Care Facilities	3,842	5%	8,333	6%

Total	$68,607	100%	$137,179	100%

Notes:	(1) Revenues include gross revenues and revenues from discontinued operations.

2Q05 Earnings Release	July 19, 2005

Operator Concentration ($000’s)	Exhibit 3

Concentration by Investment	# Properties	Investment	% Investment

Emeritus Corporation	49	$358,530	14%
Southern Assisted Living, Inc.	43	198,776	8%
Commonwealth Communities Management LLC	13	194,639	7%
Delta Health Group, Inc.	25	175,638	7%
Home Quality Management, Inc.	32	173,519	7%
Remaining operators (46)	264	1,537,055	57%

Total	426	$2,638,157	100%

Geographic Concentration ($000’s)	Exhibit 4

Concentration by Region	# Properties	Investment	% Investment

South	267	$1,445,308	55%
Northeast	62	530,366	20%
West	50	307,975	12%
Midwest	47	354,508	13%

Total	426	$2,638,157	100%

Concentration by State	# Properties	Investment	% Investment

Florida	61	$385,089	15%
Massachusetts	36	356,572	14%
Texas	49	228,788	9%
North Carolina	42	195,006	7%
Ohio	19	162,698	6%
Remaining States (32)	219	1,310,004	49%

Total	426	$2,638,157	100%

2Q05 Earnings Release	July 19, 2005

Committed Investment Balances	Exhibit 5
($000’s except Investment per Bed/Unit)

			Committed	Investment
	# Properties	# Beds/Units	Balance (1)	per Bed/Unit
Assisted Living Facilities	234	15,707	$1,335,329	$85,015
Skilled Nursing Facilities	179	24,505	1,097,372	44,782
Specialty Care Facilities	13	1,267	207,202	163,537

Total	426	41,479	$2,639,903	-na-

Notes:(1)	Committed Balance includes gross real estate investments, credit enhancements and unfunded construction commitments for which initial funding had commenced.

Selected Facility Data	Exhibit 6

					Coverage Data
		% Payor Mix			Before	After
	Census	Private	Medicare	Medicaid	Mgt. Fees	Mgt. Fees
Assisted Living Facilities	88%	85%	0%	15%	1.49x	1.27x
Skilled Nursing Facilities	86%	15%	17%	68%	2.18x	1.65x
Specialty Care Facilities	66%	29%	40%	31%	3.46x	2.82x

			Weighted Averages		1.90x	1.52x

Notes: Data as of March 31, 2005

Credit Support ($000’s)	Exhibit 7

	Balance	% Investment
Cross Defaulted	$2,550,797	97% of gross real estate investments
Cross Collateralized	192,415	87% of real property loans receivable
Master Leases	2,044,740	85% of real property owned

Current Capitalization ($000’s except share price)			Leverage & Performance Ratios
	Balance	% Balance
Borrowings Under Bank Lines	$318,000	12%	Debt/Total Book Cap	51%
Long-Term Debt Obligations	1,063,620	39%	Debt/Undepreciated Book Cap	47%
Stockholders’ Equity	1,313,965	49%	Debt/Total Market Cap	37%

Total Book Capitalization	$2,695,585	100%
			Interest Coverage	2.35x 2nd Qtr.
Common Shares Outstanding (000’s)	53,888			2.80x YTD
Period-End Share Price	$37.69		Interest Coverage	3.26x 2nd Qtr.

Common Stock Market Value	$2,031,039	55%	- adjusted	3.26x YTD
Preferred Stock	283,751	8%	Fixed Charge Coverage	1.85x 2nd Qtr.
Borrowings Under Bank Lines	318,000	8%		2.20x YTD
Long-Term Debt Obligations	1,063,620	29%	Fixed ChargeCoverage	2.57x 2nd Qtr.

Total Market Capitalization	$3,696,410	100%	- adjusted	2.57x YTD

2Q05 Earnings Release	July 19, 2005

Revenue Maturities ($000’s)	Exhibit 8

Operating Lease Expirations & Loan Maturities

	Current Lease	Current Interest	Lease and
Year	Revenue (1)	Revenue (1)	Interest Revenue	% of Total
2005	$0	$653	$653	0%
2006	0	1,686	1,686	1%
2007	0	1,443	1,443	0%
2008	0	3,482	3,482	1%
2009	6,448	2,025	8,473	3%
Thereafter	265,044	9,859	274,903	95%

Total	$271,492	$19,148	$290,640	100%

Notes: (1) Revenue impact by year, annualized.

Debt Maturities and Principal Payments ($000’s)	Exhibit 9

Year	Lines of Credit (1)	Senior Notes	Secured Debt	Total
2005	$0	$0	$1,674	$1,674
2006	40,000	0	3,294	43,294
2007	0	52,500	15,285	67,785
2008	500,000	42,330	10,529	552,859
2009	0	0	34,068	34,068
2010	0	0	8,902	8,902
2011	0	0	20,668	20,668
Thereafter	0	800,000	74,370	874,370

Total	$540,000 $	894,830	$168,790	$1,603,620

Notes: (1) Reflected at 100% capacity.

2Q05 Earnings Release	July 19, 2005

Investment Activity ($000’s)	Exhibit 10

	Three Months Ended		Six Months Ended
	June 30, 2005		June 30, 2005
Funding by Investment Type
Real Property	$180,524	96%	$231,510	92%
Loans Receivable	6,578	4%	19,098	8%
Subdebt Investments		0%		0%

Total	$187,102	100%	$250,608	100%

Funding by Facility Type
Assisted Living Facilities	$8,608	5%	$58,448	23%
Skilled Nursing Facilities	154,997	83%	160,129	64%
Specialty Care Facilities	23,497	12%	32,031	13%

Total	$187,102	100%	$250,608	100%

Disposition Activity ($000’s)	Exhibit 11

	Three Months Ended		Six Months Ended
	June 30, 2005		June 30, 2005
Dispositions by Investment Type
Real Property	$736	15%	$10,034	30%
Loans Receivable	4,027	85%	4,027	12%
Subdebt Investments		0%	19,467	58%

Total	$4,763	100%	$33,528	100%

Dispositions by Facility Type
Assisted Living Facilities	$4,763	100%	$32,549	97%
Skilled Nursing Facilities		0%		0%
Specialty Care Facilities		0%	979	3%

Total	$4,763	100%	$33,528	100%

Discontinued Operations ($000’s)	Exhibit 12

	Three Months Ended		Six Months Ended
	June 30		June 30
	2005	2004	2005	2004
Revenues
Rental income	$0	$1,179	$192	$2,495

Expenses
Interest expense	2	262	52	673
Provision for depreciation	9	516	135	1,144

Income (loss) from discontinued operations, net	$(11)	$401	$5	$678

2Q05 Earnings Release	July 19, 2005

Funds Available For Distribution Reconciliation	Exhibit 13
(Amounts in 000’s except per share data)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2005	2004	2005	2004
Net income (loss) available to common stockholders	$(1,606)	$19,207	$16,198	$37,862
Provision for depreciation (1)	21,009	17,682	41,406	34,817
Loss (gain) on sales of properties	24	(1,129)	134	(1,129)
Prepayment fees	0	0	0	0
Rental income in excess of cash received	(1,176)	(2,469)	(4,032)	(9,133)

Funds available for distribution	18,251	33,291	53,706	62,417
Loss on extinguishment of debt	18,448	0	18,448	0

Funds available for distribution - adjusted	36,699	33,291	72,154	62,417
Non-recurring rental cash payments	(2,360)	(2,385)	(3,212)	(2,986)

Funds available for distribution - recurring	$34,339	$30,906	$68,942	$59,431

Average common shares outstanding:
Basic	53,429	51,232	53,207	50,919
Diluted - for net income (loss) purposes	53,429	51,828	53,616	51,577
Diluted - for FAD purposes	53,765	51,828	53,616	51,577

Per share data:
Net income (loss) available to common stockholders
Basic	$(0.03)	$0.37	$0.30	$0.74
Diluted	(0.03)	0.37	0.30	0.73

Funds available for distribution
Basic	$0.34	$0.65	$1.01	$1.23
Diluted	0.34	0.64	1.00	1.21

Funds available for distribution - adjusted
Basic	$0.69	$0.65	$1.36	$1.23
Diluted	0.68	0.64	1.35	1.21

Funds available for distribution - recurring
Basic	$0.64	$0.60	$1.30	$1.17
Diluted	0.64	0.60	1.29	1.15

FAD Payout Ratio
Dividends per share	$0.62	$0.60	$1.22	$1.185
FAD per diluted share	$0.34	$0.64	$1.00	$1.21

FAD payout ratio	182%	94%	122%	98%

FAD Payout Ratio - Adjusted
Dividends per share	$0.62	$0.60	$1.22	$1.185
FAD per diluted share - adjusted	$0.68	$0.64	$1.35	$1.21

FAD payout ratio - adjusted	91%	94%	90%	98%

FAD Payout Ratio - Recurring
Dividends per share	$0.62	$0.60	$1.22	$1.185
FAD per diluted share - recurring	$0.64	$0.60	$1.29	$1.15

FAD payout ratio - recurring	97%	100%	95%	103%

Notes: (1) Provision for depreciation includes provision for depreciation from discontinued operations.

2Q05 Earnings Release	July 19, 2005

Funds From Operations Reconciliation	Exhibit 14
(Amounts in 000’s except per share data)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2005	2004	2005	2004
Net income (loss) available to common stockholders	$(1,606)	$19,207	$16,198	$37,862
Provision for depreciation (1)	21,009	17,682	41,406	34,817
Loss (gain) on sales of properties	24	(1,129)	134	(1,129)

Funds from operations	19,427	35,760	57,738	71,550
Loss on extinguishment of debt	18,448	0	18,448	0

Funds from operations - adjusted	$37,875	$35,760	$76,186	$71,550

Average common shares outstanding:
Basic	53,429	51,232	53,207	50,919
Diluted - for net income (loss) purposes	53,429	51,828	53,616	51,577
Diluted - for FFO purposes	53,765	51,828	53,616	51,577

Per share data:
Net income (loss) available to common stockholders
Basic	$(0.03)	$0.37	$0.30	$0.74
Diluted	(0.03)	0.37	0.30	0.73

Funds from operations
Basic	$0.36	$0.70	$1.09	$1.41
Diluted	0.36	0.69	1.08	1.39

Funds from operations - adjusted
Basic	$0.71	$0.70	$1.43	$1.41
Diluted	0.70	0.69	1.42	1.39

FFO Payout Ratio
Dividends per share	$0.62	$0.60	$1.22	$1.185
FFO per diluted share	$0.36	$0.69	$1.08	$1.39

FFO payout ratio	172%	87%	113%	85%

FFO Payout Ratio - Adjusted
Dividends per share	$0.62	$0.60	$1.22	$1.185
FFO per diluted share - adjusted	$0.70	$0.69	$1.42	$1.39

FFO payout ratio - adjusted	89%	87%	86%	85%

Notes:	(1) Provision for depreciation includes provision for depreciation from discontinued operations.

2Q05 Earnings Release	July 19, 2005

Outlook Reconciliations	Exhibit 15
(Amounts in 000’s except per share data)

	Year Ended
	December 31, 2005
	Low	High
Net income available to common stockholders	$57,918	$62,318
Loss (gain) on sales of properties	134	134
Provision for depreciation (1)	83,000	83,000

Funds from operations	141,052	145,452
Loss on extinguishment of debt	18,448	18,448

Funds from operations - adjusted	159,500	163,900
Rental income in excess of cash received	(10,000)	(10,000)

Funds available for distribution - adjusted	$149,500	$153,900

Average common shares outstanding (diluted)	55,000	55,000

Per share data (diluted):
Net income available to common stockholders	$1.05	$1.13
Funds from operations	2.56	2.64
Funds from operations - adjusted	2.90	2.98
Funds available for distribution - adjusted	2.72	2.80

Notes:	(1) Provision for depreciation includes provision for depreciation from discontinued operations.

2Q05 Earnings Release	July 19, 2005

EBITDA Reconciliation ($000’s)	Exhibit 16

	Three Months Ended				Six Months Ended
	June 30				June 30
	2005		2004		2005		2004
Net income	$3,830		$21,429		$27,070		$42,354
Provision for depreciation (1)	21,009		17,682		41,406		34,817
Interest expense (1)	19,986		17,366		39,631		35,918
Capitalized interest	348		199		614		336
Amortization (2)	2,314		1,092		3,356		2,210
Provision for loan losses	300		300		600		600

EBITDA	47,787		58,068		112,677		116,235
Loss on extinguishment of debt	18,448		0		18,448		0

EBITDA - adjusted	$66,235		$58,068		$131,125		$116,235

Interest Coverage Ratio
Interest expense (1)	$19,986		$17,366		$39,631		$35,918
Capitalized interest	348		199		614		336

Total interest	20,334		17,565		40,245		36,254
EBITDA	$47,787		$58,068		$112,677		$116,235

Interest coverage ratio	2.35	x	3.31	x	2.80	x	3.21	x

EBITDA - adjusted	$66,235		$58,068		$131,125		$116,235

Interest coverage ratio - adjusted	3.26	x	3.31	x	3.26	x	3.21	x

Fixed Charge Coverage Ratio
Total interest (1)	$20,334		$17,565		$40,245		$36,254
Preferred dividends	5,436		2,222		10,872		4,492

Total fixed charges	25,770		19,787		51,117		40,746
EBITDA	$47,787		$58,068		$112,677		$116,235

Fixed charge coverage ratio	1.85	x	2.93	x	2.20	x	2.85	x

EBITDA - adjusted	$66,235		$58,068		$131,125		$116,235

Fixed charge coverage ratio - adjusted	2.57	x	2.93	x	2.57	x	2.85	x

Notes: (1)	Provision for depreciation and interest expense include provision for depreciation and interest expense from discontinued operations.

(2)	Amortization includes amortization of deferred loan expenses, restricted stock and stock options.